UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1692300 (I.R.S. Employer Identification Number)

One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Harry A. Wolin, Esq.
Senior Vice President and General Counsel
Advanced Micro Devices, Inc.
One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(408) 749-4000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☒ Large accelerated filer    Accelerated filer
Non-accelerated filer     Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	38,000,000	$3.64	$138,320,000	$13,928.82

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act on the basis of the average of the reported high ($3.73) and low ($3.55) sale prices of the common stock as reported by The NASDAQ Stock Market LLC on May 13, 2016.

Proposed sale to take place as soon after the effective date of the registration statement as awards granted under the Plan are granted or exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8:

·
This registration statement is filed solely to register an additional 38,000,000 shares of our common stock reserved for issuance under the Plan, which increase was approved by our Board of Directors on February 12, 2016 and our stockholders on May 12, 2016; and

·
The contents of our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004, our registration statement on Form S-8 (File No. 333-134853) filed with the SEC on June 8, 2006, our registration statement on Form S-8 (File No. 333-159367) filed with the SEC on May 20, 2009, our registration statement on Form S-8 (File No. 333-166616) filed with the SEC on May 7, 2010, our registration statement on Form S-8 (File No. 333-181451) filed with the SEC on May 16, 2012, our registration statement on Form S-8 (File No. 333-190039) filed with the SEC on July 19, 2013, our registration statement on Form S-8 (File No. 333-195984) filed with the SEC on May 15, 2014, and our registration statement on Form S-8 (File No. 333-204166) filed with the SEC on May 14, 2015 are incorporated by reference herein except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference.

Item 3.    Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended:

·
Our Annual Report on Form 10-K for the fiscal year ended December 26, 2015, filed with the SEC on February 18, 2016, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2016 Annual Meeting of Stockholders, filed with the SEC on March 24, 2016;

·	Our Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2016, filed with the SEC on April 28, 2016;

·	Our Current Report on Form 8-K filed with the SEC on December 28, 2015;

·	Our Current Report on Form 8-K filed with the SEC on May 12, 2016;

·
The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on December 9, 2014, including any subsequently filed amendments and reports updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-

effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any annual or quarterly report or other document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished in such report or other document or on such form that relate to such portion or items. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits.

See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 18th day of May, 2016.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
Name:	Devinder Kumar
Title:	Senior Vice President, Chief Financial Officer and Treasurer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lisa T. Su, Devinder Kumar and Harry A. Wolin, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa T. Su Lisa T. Su	President and Chief Executive Officer (Principal Executive Officer), Director	May 12, 2016
/s/ Devinder Kumar Devinder Kumar	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 18, 2016
/s/ Darla M. Smith Darla M. Smith	Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 18, 2016
/s/ John E. Caldwell John E. Caldwell	Chair	May 12, 2016
/s/ Bruce L. Claflin Bruce L. Claflin	Director	May 12, 2016
/s/ Nora M. Denzel Nora M. Denzel	Director	May 12, 2016
/s/ Nicholas M. Donofrio Nicholas M. Donofrio	Director	May 12, 2016
/s/ Martin L. Edelman Martin L. Edelman	Director	May 12, 2016
/s/ Joseph A. Householder Joseph A. Householder	Director	May 12, 2016
/s/ Michael J. Inglis Michael J. Inglis	Director	May 12, 2016
/s/ Ahmed Yahia Ahmed Yahia	Director	May 12, 2016

INDEX TO EXHIBITS

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.

10.1	Advanced Micro Devices, Inc. Amended and Restated 2004 Equity Incentive Plan.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).